Exhibit 11          Omnicare, Inc. and Subsidiary Companies
                    Computation of Earnings Per Common Share
                     (in thousands, except per share data)

                                                                         For the years ended December 31,
                                                                      1995              1994             1993
                                                                    -------           -------          -------
PRIMARY EARNINGS*
 Income before cumulative effect of
  accounting change                                                 $24,760           $13,531           $10,970
 Aftertax expense related to preferred stock
  dividend payable to minority interest in subsidiary                    10                 -                 -
 Minority interest in net income of subsidiary                          (38)                -                 -
                                                                    -------           -------           -------

 Income before accounting change as adjusted                         24,732            13,531            10,970
 Cumulative effect of accounting change                                   -                 -               280
                                                                    -------           -------           -------

 Net income applicable to common stock                              $24,732           $13,531           $11,250
                                                                    =======           =======           =======

Shares
 Weighted average number of common
  shares outstanding                                                 26,198            22,479            21,253
 Additional shares assuming conversion of:
  Stock options and stock warrants                                      765               344               180
                                                                    -------           -------           -------
 Average common shares outstanding and
  equivalents as adjusted                                            26,963            22,823            21,433
                                                                    =======           =======           =======

Primary earnings per common share:
 Income before cumulative effect of
  accounting change                                                 $  0.92           $  0.59           $  0.51
 Cumulative effect of accounting change                                   -                 -              0.01
                                                                    -------           -------           -------

 Net income as adjusted                                             $  0.92           $  0.59           $  0.52
                                                                    =======           =======           =======

FULLY DILUTED EARNINGS
 Income before cumulative effect of
  accounting change                                                 $24,760           $13,531           $10,970
 Aftertax expense related to preferred stock
  dividend payable to minority interest in subsidiary                    10                 -                 -
 Minority interest in net income of subsidiary                          (38)                -                 -
 Aftertax interest expense related to
  5-3/4% convertible subordinated debentures                          3,209             3,218               756
                                                                    -------           -------           -------
 Income before accounting change as adjusted                         27,941            16,749            11,726
 Cumulative effect of accounting change                                   -                 -               280
                                                                    -------           -------           -------

 Net income as adjusted                                             $27,941           $16,749           $12,006
                                                                    =======           =======           =======

Shares
 Weighted average number of common
  shares outstanding                                                 26,198            22,479            21,253
 Additional shares assuming conversion of:
  Stock options and stock warrants                                      870               374               180
  Convertible subordinated debentures                                 5,574             5,576             1,428
                                                                    -------           -------           -------
 Average common shares outstanding and
  equivalents as adjusted                                            32,642            28,429            22,861
                                                                    =======           =======           =======

Fully diluted earnings per common share:
 Income before cumulative effect of
  accounting change                                                 $  0.86           $  0.59           $  0.52
Cumulative effect of accounting change                                    -                 -              0.01
                                                                    -------           -------           -------

 Net income as adjusted                                             $  0.86           $  0.59           $  0.53
                                                                    =======           =======           =======

[FN]

*This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by APB Opinion No. 15 because it results in dilution of less than 3%.





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